Exhibit 99.4
+
NUCRYST PHARMACEUTICALS CORP

☐	Interim Financial Statements Mark this box if you would like to receive Interim Financial Statements by mail.

Rather than receiving Nucryst Pharmaceuticals Corp’s interim financial statements by mail, you may choose to access them at www.nucryst.com. Under securities regulations, you may elect to receive interim financial statements by mail by checking the box above and completing and returning this card.
Computershare will use the information collected solely for the mailing of such financial statements. You may view Computershare’s Privacy Code online or by requesting that we mail you a copy.

0CADPP
1000013471-M5J2Y1-BR01
COMPUTERSHARE
PO BOX 19004 STN BRM B
TORONTO ON M7Y 3M4